Exhibit 99.1
N E W S R E L E A S E

FOR IMMEDIATE RELEASE
MAY 4, 2022
CHESAPEAKE ENERGY CORPORATION REPORTS 2022 FIRST QUARTER RESULTS
OKLAHOMA CITY, May 4, 2022 – Chesapeake Energy Corporation (NASDAQ:CHK) today reported 2022 first quarter financial and operating results. Highlights include:
•Net cash provided by operating activities of $853 million
•Delivered $532 million in adjusted free cash flow(1), the highest quarterly amount in company history
•Net loss totaled $764 million, or $6.32 per diluted share; adjusted net income(1) of $436 million, or $3.09 per diluted share
•Adjusted EBITDAX(1) of $913 million
•Quarterly dividend of $2.34 per common share, consisting of a variable dividend of $1.84 per common share and a quarterly base dividend of $0.50 per common share, payable June 2, 2022 to shareholders of record at the close of business on May 19, 2022
•Initiated share repurchase program, retiring $83 million of common shares in the first quarter; anticipate pursuing additional repurchases in the second quarter and beyond

•Increased 2022 adjusted EBITDAX guidance to $4.6 – $4.8 billion (previous range $3.8 – $4.0 billion)

•Increased 2022 adjusted free cash flow to $2.6 – $2.8 billion (previous range $1.9 – $2.1 billion)
(1) A Non-GAAP measure as defined in the supplemental financial tables available on the company's website at www.chk.com.

Nick Dell'Osso, Chesapeake's President and Chief Executive Officer, commented, “Momentum continues to build for Chesapeake as we execute our returns-focused strategy. We delivered record quarterly adjusted free cash flow, initiated our $1 billion share and warrant repurchase program and continued realizing the synergies anticipated from the Vine transaction, which we look forward to replicating with our recently closed Chief assets. We have updated our annual guidance, increasing the midpoint of our adjusted free cash flow projection, and further enhancing our ability to execute our capital return framework. Importantly, as recent events bring the focus of energy security back to the forefront of policy discussions across the globe, Chesapeake remains uniquely positioned to deliver reliable, affordable and lower carbon energy the world desperately needs.”

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Brad Sylvester, CFA (405) 935-8870 ir@chk.com	Gordon Pennoyer (405) 935-8878 media@chk.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154

Dividend Update
During the first quarter of 2022, Chesapeake generated $853 million of operating cash flow and had $19 million of cash on hand at quarter-end. Consistent with the company’s cash return framework, Chesapeake plans to pay its base and variable dividend on June 2, 2022 to shareholders of record at the close of business on May 19, 2022. The total common stock dividend, including the variable and base components, is calculated as follows:

($ and shares in millions, except per share amounts)	1Q 2022
Net cash provided by operating activities	$853
Less cash capital expenditures	344
Add back cash paid for acquisition costs	23
Adjusted free cash flow	532
Less cash paid for common base dividends	64
50% of adjusted free cash flow available for common variable dividends	$234

Common shares outstanding at 5/4/22(1)	127
Variable dividend payable per common share in June 2022	$1.84
Base dividend payable per common share in June 2022	$0.50
Total dividend payable per common share in June 2022	$2.34

(1) Basic common shares outstanding as of the declaration date of 5/4/2022. Assumes no exercise of warrants between dividend declaration date and dividend record date.
Operations Update
Chesapeake’s net production rate in the first quarter of 2022 was approximately 620,000 boe per day (approximately 87% natural gas and 13% total liquids), utilizing an average of 13 rigs to drill 41 wells and place 43 wells on production. For more information on each of its operating areas, including projections for activity, well statistics and pricing, Chesapeake has posted slides on its website at www.chk.com.

On March 9, 2022, Chesapeake closed its previously announced acquisition of Chief E&D Holdings, LP and affiliates of Tug Hill, Inc. Chesapeake expects the integration of the Chief and Tug Hill assets into its legacy Marcellus Shale operations to be largely completed by the third quarter of 2022. Additionally, on March 25, 2022, Chesapeake closed its previously announced sale of its Powder River Basin asset.

Chesapeake plans to host an Analyst Day on its Oklahoma City campus in the Fall of 2022 to provide additional details regarding its assets, operations and long-term outlook.

Conference Call Information
Chesapeake will conduct a conference call to discuss these results on Thursday, May 5, 2022 at 9:00 am EDT. The telephone number to access the conference call is 888-317-6003 or 412-317-6061 for international callers. The passcode for the call is 3710649.

Financial Statements, Non-GAAP Financial Measures and 2022 Guidance and Outlook Projections
The company’s 2022 first quarter financial and operational results, along with non-GAAP measures that adjust for items that are typically excluded by securities analysts, are available on the company's website. Such non-GAAP measures should be not considered as an alternative to GAAP measures. Reconciliations of these non-GAAP measures and other disclosures are provided with the supplemental financial tables available on the company's website at www.chk.com. Management’s updated guidance for 2022 can be found on the company’s website at www.chk.com.

Headquartered in Oklahoma City, Chesapeake Energy Corporation is powered by dedicated and innovative employees who are focused on discovering and responsibly developing our leading positions in top U.S. oil and gas plays. With a goal to achieve net-zero direct GHG emissions by 2035, Chesapeake is committed to safely answering the call for affordable, reliable, lower carbon energy.
Forward-Looking Statements

This news release and the accompanying outlook include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements other than statements of historical fact. They include statements that give our current expectations, management’s outlook guidance or forecasts of future events, expected natural gas and oil growth trajectory, projected cash flow and liquidity, our ability to enhance our cash flow and financial flexibility, dividend plans, future production and commodity mix, plans and objectives for future operations, ESG initiatives, the ability of our employees, portfolio strength and operational leadership to create long-term value, and the assumptions on which such statements are based. Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, they are inherently subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. No assurance can be given that such forward-looking statements will be correct or achieved or that the assumptions are accurate or will not change over time.

Factors that could cause actual results to differ materially from expected results include those described under “Risk Factors” in Item 1A of our annual report on Form 10-K and any updates to those factors set forth in Chesapeake’s subsequent quarterly reports on Form 10-Q or current reports on Form 8-K (available at http://www.chk.com/investors/sec-filings). These risk factors include: the ability to execute on our business strategy following emergence from bankruptcy; inflation and commodity price volatility resulting from Russia’s invasion of Ukraine, COVID-19 and related supply chain constraints,along with the effect on our business, financial condition, employees, contractors and vendors, and on the global demand for oil and natural gas and U.S. and world financial markets; risks related to the acquisition of Chief E&D Holdings, LP and affiliates of Tug Hill, Inc. (together, “Chief”), including our ability to successfully integrate the business of Chief into the company and achieve the expected synergies from the Chief acquisition within the expected timeframe; the volatility of oil, natural gas and NGL prices; the limitations our level of indebtedness may have on our financial flexibility; our inability to access the capital markets on favorable terms; the availability of cash flows from operations and other funds to fund cash dividends, to finance reserve replacement costs or satisfy our debt obligations; write-downs of our oil and natural gas asset carrying values due to low commodity prices; our ability to replace reserves and sustain production; uncertainties inherent in estimating quantities of oil, natural gas and NGL reserves and projecting future rates of production and the amount and timing of development expenditures; our ability to generate profits or achieve targeted results in drilling and well operations; leasehold terms expiring before production can be established; commodity derivative activities resulting in lower prices realized on oil, natural gas and NGL sales; the need to secure derivative liabilities and the inability of counterparties to satisfy their obligations; adverse developments or losses from pending or future litigation and regulatory proceedings, including royalty claims; charges incurred in response to market conditions; drilling and operating risks and resulting liabilities; effects of environmental protection laws and regulations on our business; legislative and regulatory initiatives further regulating hydraulic fracturing; our need to secure adequate supplies of water for our drilling operations and to dispose of or recycle the water used; impacts of potential legislative and regulatory actions addressing climate change; federal and state tax proposals affecting our industry; potential OTC derivatives regulation limiting our ability to hedge against commodity price fluctuations; competition in the oil and gas exploration and production industry; a deterioration in general economic, business or industry conditions; negative public perceptions of our industry; limited control over properties we do not operate; pipeline and gathering system capacity constraints and transportation interruptions; terrorist activities and cyber-attacks adversely impacting our operations; and an interruption in operations at our headquarters due to a catastrophic event.

In addition, disclosures concerning the estimated contribution of derivative contracts to our future results of operations are based upon market information as of a specific date. These market prices are subject to significant volatility. Our production forecasts are also dependent upon many assumptions, including estimates of production decline rates from existing wells and the outcome of future drilling activity. We caution you not to place undue reliance on our forward-looking statements that speak only as of the date of this news release, and we undertake no obligation to update any of the information provided in this release, except as required by applicable law. In addition, this news release contains time-sensitive information that reflects management’s best judgment only as of the date of this news release.